EXHIBIT 23.3

CONSENT OF DATA & CONSULTING SERVICES,

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Data & Consulting Services, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statement on Form S-8 of Chesapeake Energy Corporation to be filed on or about 29 December 2010, of all references to our firm and information from our reserves report dated 2 August 2010, entitled "Reserve and Economic Evaluation of Proved Reserves of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2009", included in or made part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended 31 December 2009 filed on 1 March 2010, as amended by Form 10-K/A filed on 3 August 2010.

DATA & CONSULTING SERVICES,
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II, P.G.
Charles M. Boyer II, P.G.
Adviwor Unconventional Reservoirs

Pittsburgh, PA
28 December 2010